Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated September 28, 2010, with respect to the financial statements of EquiTrust Series Fund, Inc., included in the Registration Statement (Form N-14) and related Prospectus/Proxy Statement and Statement of Additional Information related to the acquisition of the assets of portfolios of EquiTrust Series Fund, Inc. by and in exchange for shares of Federated Liberty U.S. Government Money Market Trust, Federated Total Return Bond Fund, Federated Asset Allocation Fund, Federated Bond Fund, or Federated Capital Appreciation Fund, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 11, 2011

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Federated Liberty U.S. Government Money Market Trust, Federated Total Return Bond Fund and Federated Bond Fund Statements of Additional Information and Prospectuses, respectively, dated September 30, 2010, January 31, 2011 and January 31, 2011, respectively, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Nos. 112 (File No. 33-31602), 54 (File No. 33-50773) and 36 (File No. 33-48847), respectively, and are incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement, included in this Registration Statement on Form N-14. We further consent to the incorporation by reference of our reports, dated September 20, 2010, January 25, 2011 and January 25, 2011, respectively, on the financial statements and financial highlights of Federated Liberty U.S. Government Money Market Trust, Federated Total Return Bond Fund and Federated Bond Fund, included in the Annual Reports to Shareholders for the years ended July 31, 2010, November 30, 2010 and November 30, 2010, respectively, which are also incorporated by reference in the Statement of Additional Information and Prospectus/Proxy Statement, included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 12, 2011